As filed with the Securities and Exchange Commission on _____________
                                                     Registration No. 333-123941


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                TNT DESIGNS, INC.

               (Exact name of registrant as specified in charter)


           Delaware                         5632                 20-0937461
(State or other jurisdiction of  Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                          305 Madison Avenue, Suite 449
                               New York, NY 10165
                                  917-215-1222
                        (Address, including zip code, and
                           telephone number, including
                           area code, of registrant's
                          principal executive offices)

                                   Anju Tandon
                      President and Chief Executive Officer
                                TNT Designs, Inc.
                          305 Madison Avenue, Suite 449
                               New York, NY 10165
                                  917-215-1222
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Joseph A. Baratta, Esq.
                               Baratta & Goldstein
                                597 Fifth Avenue
                            New York, New York 10017
                             (212) 750-9700 (Phone)
                              (212) 750-8297 (Fax)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. |X|.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of this Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE



                                                            Proposed        Proposed
                                                             Maximum         Maximum
                                            Amount to be  Offering Price    Aggregate        Amount of
Title of Shares to be Registered             Registered    Per Share(1)   Offering Price  Registration Fee (2)
==========================================================================================================
Common stock, $0.0001 par value per share      792,500        $0.10         $79,250            $9.33



(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended based upon the price the issuer received for the sale of common stock to the public pursuant to transactions exempt under Regulation D of the Securities Act. There is no established public market for the common equity being registered nor does the Registrant make any representations that the common stock will ever trade or be listed on an exchange or quotation system. As of May 31, 2005 TNT's assets exceeded its liabilities by $2,682, and the Company had 2,292,500 shares issued and outstanding. The offering price has been determined by the sales price of the Company's common stock under its recent Private Placement under Regulation D of the Securities Act, as amended whereby TNT sold 92,500 shares of common stock for $0.10 a share.

(2)   Previously paid with original filing on April 6, 2005.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION, DATED September __, 2005


                             PRELIMINARY PROSPECTUS

                                TNT DESIGNS, INC.

                792,500 shares of common stock, $0.0001 par value


o As of September 26, 2005 TNT had 2,292,500 shares of our common stock issued and outstanding.

o TNT will not receive any proceeds from the sale of these shares as the shares are offered by the selling security holders listed herein.

o TNT's common stock is not traded on any market and although TNT intends to initiate steps to include its common stock on the Over-the-Counter Bulletin Board ("OTCBB"), TNT may not be successful in such efforts and its stock may never trade in any market. See "Risk Factors".

o TNT's stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. TNT's common stock is covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors".


o The selling security holders (as detailed below) will sell at a fixed price of $0.10 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices, or privately negotiated prices. See "Plan of Distribution".


                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 4.

TNT may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make your investment decision.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               The date of this Prospectus is September __, 2004.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Part I.  Information Required in Prospectus


TNT- Prospectus Summary                                                        1

The Offering, including Use of Proceeds and Determination of
  Offering Price                                                               3

Risk Factors                                                                   4

Dilution                                                                       9

Selling Security Holders                                                      10

Plan of Distribution                                                          11

Legal Proceedings                                                             12

Directors, Executive Officers, Promoters and Control Persons                  12

Security Ownership of Certain Beneficial Owners and Management                13

Description of the Securities                                                 13

Disclosure of Commission Position on Indemnification for Securities
  Act Liabilities                                                             14

Description of Business                                                       14

Plan of Operation                                                             16

Description of Property                                                       16

Certain Relationships and Related Transactions                                17

Market for Common Stock and Related Stockholder Matters                       17

Executive Compensation                                                        17

Financial Statements                                                  F-1 to F-8

Interest of Named Experts and Counsel                                         18


Part II.  Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers                         II-1

Item 25.  Other Expenses of Issuance and Distribution                       II-1

Item 26.  Recent Sales of Unregistered Securities                           II-1

Item 27.  Exhibits                                                          II-1

Item 28.  Undertakings                                                      II-2

Signatures                                                                  II-3

                            TNT - PROSPECTUS SUMMARY

The following is a summary of material information which is supported in its entirety by detailed information, including financial information and notes thereto, contained in this prospectus. The highlighted summary is intended for reference only. Before making any investment, you should carefully consider the information under the heading "Risk Factors". Please note that throughout this prospectus the words "TNT", "we", "our" or "us", refer to TNT Designs, Inc.


About Us


TNT Designs was incorporated in Delaware on February 17, 2004 and has 30,000,000 shares of common stock $0.0001 par value authorized. At the time of formation, TNT issued 2,000,000 shares of common stock to its sole director and executive officer Anju Tandon who is also included in this prospectus as a selling security holder.

TNT has a very limited operating history, and is characterized as a "development stage enterprise". TNT's current business is focused on the marketing and distribution of women's beauty products and fashion accessories. TNT intends to grow its business through traditional sales and marketing as well as through the hosting of fashion shows which should enable TNT to sell its products to retail customers.

In May of 2004 TNT completed a private placement under Regulation D of the Securities Act of 1933, as amended, whereby TNT issued 100,000 shares of its common stock to eleven accredited investors and received $10,000 in gross proceeds which TNT has been using for general working capital purposes.

In September 2004, TNT entered into an exclusive alliance and distribution agreement with Radico Export Import Ltd., an Indian corporation, for the distribution of women's beauty products and fashion accessories produced by Radico. The agreement provides TNT with exclusive distribution rights in New York State, and TNT has not derived any revenues to date under the agreement.

In March of 2005, TNT completed a private placement under Regulation D of the Securities Act of 1933, as amended, whereby TNT issued 92,500 shares of its common stock to twelve investors and received $9,250 in gross proceeds which TNT intends to use for general working capital purposes.

TNT has incurred losses since inception. Anju Tandon is the sole officer, director and controlling stockholder. TNT has no other employees. TNT has not generated any revenue and our total accumulated deficit as of May 31, 2005 is the sum of $26,768.

TNT's website, which is currently being developed, is www.tntdesignsinc.com.


Securities Offered


This prospectus covers the resale by the selling security holders named in this prospectus of up to 792,500 shares of our common stock. The offered shares include shares issued to our sole director and executive officer at the time of our formation, shares issued to legal counsel in consideration for services performed on behalf of TNT and, shares acquired in private placement transactions which were exempt from the registration requirements of the Securities Act of 1933. The selling security holders will sell their shares of our common stock at $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. TNT's common stock is presently not traded on any market or securities exchange, and TNT has not applied for listing or quotation on any public market. Please see "Plan of Distribution" at page 11 of this prospectus for a detailed explanation of how the common shares may be sold. TNT is not offering any shares through this prospectus.


Number of Our Shares Outstanding


TNT Designs is currently authorized to issue up to 30,000,000 shares of its common stock $0.0001 par value and has issued a total of 2,292,500 shares as of September 26, 2005.


Use of Proceeds


TNT will not receive any of the proceeds from the sale of shares of our common stock being offered for sale by the selling security holders. TNT will incur all costs associated with this registration statement and prospectus.

Summary of Our Financial Data


The summarized financial data presented below is derived from and should be read in conjunction with our financial statements from February 17, 2004 (our date of inception) to September 30, 2004 (audited) and eight months ended May 31, 2005 (unaudited) with the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Plan of Operation".



                                                 For the period     Eight Months
                                              2/17/04 (Inception)      Ended
                                                   to 9/30/04         5/31/05
                                                   (Audited)        (Unaudited)
                                                   ---------        -----------
General and Administrative Expenses                $  2,407             $ 24,361
Net Loss                                           $  2,407             $ 24,361


                                                    9/30/04             5/31/05
                                                   (Audited)          (Unaudited)
                                                   ---------          -----------
Cash                                               $ 15,907             $  6,796
Total Assets                                       $ 16,903             $  7,792
Total Stockholders' Equity                         $  7,793             $  2,682
Total Liabilities and Stockholders' Equity         $ 16,903             $  7,792


                           The Remainder of this Page
                            Intentionally Left Blank

                                  THE OFFERING



Common stock, $0.0001 par value
per share ("Common Stock"),
outstanding as of September 26, 2005:        2,292,500 shares.


Shares Offered By Selling Security
Holders 792,500 shares which have been issued to selling security holders and are included in our outstanding shares.


Risk Factors                                 The shares involve a high degree
                                             of risk. Investors should
                                             carefully consider the information
                                             set forth under "RISK FACTORS"
                                             beginning on page 4.



Use of  Proceeds                             TNT will not receive any proceeds
                                             from the sale of common stock
                                             offered through this prospectus by
                                             the selling shareholders. The
                                             registration of these shares does
                                             not necessarily mean that any of
                                             these shares will be offered or
                                             sold by the selling shareholders.
                                             All proceeds from the sale of
                                             shares sold under this prospectus
                                             will go to the selling
                                             shareholders.


Determination  of Offering Price             This prospectus may be used from
                                             time to time by the selling
                                             shareholders who offer the common
                                             stock in privately negotiated
                                             transactions or at a fixed price
                                             of $0.10 until our common shares
                                             are quoted on the Over-the-Counter
                                             Bulletin Board ("OTCBB") and
                                             thereafter at prevailing market
                                             prices at the time of sale, at
                                             prices related to the prevailing
                                             market prices, or at other
                                             negotiated prices. The selling
                                             shareholders will act
                                             independently in determining the
                                             offering price of each sale. There
                                             are no assurances  that our common
                                             stock will ever be quoted on the
                                             OTCBB or listed on an exchange.

Trading Market                               None.

                                  RISK FACTORS

In addition to the other information in this prospectus, TNT Designs, Inc. has identified a number of risk factors that TNT faces. These factors, may cause actual results, events or performance to differ materially from those expressed in any forward-looking statements made in this prospectus or in other filings with the Securities and Exchange Commission or in press releases or other public disclosures. Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus, all risk factors set forth in the Prospectus are all deemed material by TNT.


                    RISKS RELATED TO OUR FINANCIAL CONDITION


WITH A SHORT OPERATING HISTORY, TNT'S  BUSINESS IS DIFFICULT TO EVALUATE

TNT Designs is a development stage enterprise, with no significant history of operations. TNT was incorporated on February 17, 2004, and is a start up company with very little operating history and no revenues to date. TNT will require additional financing in order to establish profitable operations. TNT anticipates that it will require approximately $120,000.00 over the next twelve months to implement its business plan. Such financing may not be forthcoming. Even if additional financing is available, it may not be available on terms TNT finds favorable. Failure to secure additional financing, may have a very serious affect on TNT's ability to develop viable business operations. Even if TNT were successful in raising $120,000.00 over the ensuing twelve months, TNT may still not be able to implement its business plan successfully. TNT's business is in the early stage of development and has not generated any profit to date. Significant additional development and marketing of TNT's business is necessary prior to achieving significant revenues or profitability.

Accordingly, TNT has a limited operating history upon which to base an evaluation of its business and prospects. TNT's business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in rapidly evolving markets such as ours. To address these risks, TNT must successfully implement our business plan and marketing strategies (See "Plan of Operation" herein). TNT may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that TNT encounters.

AS TNT IS A DEVELOPMENT STAGE ENTERPRISE, TNT'S FAILURE TO SECURE ADDITIONAL FINANCING MAY AFFECT ITS ABILITY TO SURVIVE.

TNT will require additional financing in order to establish profitable operations. Such financing may not be forthcoming. Even if additional financing is available, it may not be available on terms TNT finds favorable. Failure to secure needed additional financing will have a very serious affect on TNT's ability to develop operations or maintain its business.

TNT HAS YET TO ATTAIN PROFITABLE OPERATIONS AND BECAUSE TNT WILL NEED ADDITIONAL FINANCING TO FUND THE DEVELOPMENT OF BUSINESS, TNT MAY EXPERIENCE DIFFICULTY IN ITS EFFORTS TO CONTINUE AS A GOING CONCERN.

TNT has incurred a net loss of $26,768 for the period from February 17, 2004 (inception) to May 31, 2005, and has no revenues to date. The successful implementation of our business plan is dependent upon our ability to obtain financing and upon our future profitable operations from the development of our business. It is anticipated that TNT will need to raise approximately $120,000.00 the next twelve (12) months to successfully implement its current business plan. Our financial statements included with this prospectus have been prepared assuming that TNT will continue as a going concern. A going concern paragraph has not been issued in that TNT currently has adequate cash on hand for our current monthly operating expenses which are nominal. However TNT may fail to remain a going concern should we seek to expand business operations and effectuate the TNT business plan as anticipated (See "Plan of Operation" herein) without additional financing. If TNT is not able to achieve revenues or obtain financing, then TNT may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

TNT IS A DEVELOPMENT STAGE COMPANY WITH NO REVENUES TO DATE AND THERE CAN BE NO ASSURANCES THAT TNT WILL EVER BE SUCCESSFUL IN GENERATING REVENUE THROUGH OUR BUSINESS AND MARKETING STRATEGY.

We have no history of profits and no assurances of profits ever developing. We have been dependent upon funds received from a private placement of shares of our common stock as well as a loan from our President to sustain our development activities to date. Our business and marketing strategy contemplates that we will earn a substantial portion of our revenues from sales commissions (See "Plan of Operation" herein). There is no assurance that TNT will be able to generate revenues from sales commissions or that the revenues generated will exceed the operating costs of our business. Customers may not accept our products due to fashion trends and other subjective factors beyond our control.

AS A DEVELOPMENT STAGE COMPANY WITH NO HISTORY OF OPERATIONS OUR ABILITY TO ACCURATELY PREDICT FUTURE OPERATING RESULTS IS LIMITED

Our future financial results are uncertain due to a number of factors, many of which are outside our control. These factors include:

      o     Our ability to successfully market our products;

      o Our ability to import products from India, currently the sole source of our products;

      o Our ability to perform under our sole distribution and alliance agreement;

      o The amount and timing of costs relating to expansion of the our operations;

      o Our ability to identify and enter into successful strategic ventures; and

      o General economic conditions and economic conditions specific to our industry.

These factors could negatively impact our financial results, with the result that TNT may not achieve profitability and our business may fail.


                RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR INVESTORS WILL BE UNABLE TO SELL THEIR SHARES.


There is currently no active trading market for our common stock and such a market may not develop or be sustained. TNT currently plans to have its common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, Ms. Tandon, the sole officer and director of TNT is not aware that any market maker has any such intention. TNT Designs cannot provide investors with any assurance that TNT's common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If TNT's common stock is not quoted on the OTC Bulletin Board or if a public market for TNT's common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If TNT establishes a trading market for TNT's common stock, the market price of the common stock may be significantly affected by factors such as actual or anticipated fluctuations in operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of TNT's common stock.

AS TNT HAS NO REVENUE AND NO ABILITY TO ACCURATELY ANTICIPATE OPERATING RESULTS, THERE CAN BE NO ASSURANCES THAT TNT WILL EVER PAY DIVIDENDS ON ITS COMMON STOCK.

TNT does not currently anticipate declaring and paying dividends to shareholders in the near future. It is the current intention of TNT's sole officer and director to apply net earnings, if any, in the foreseeable future to increasing working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase TNT common stock. TNT Designs currently has no revenues and a history of losses, so there can be no assurance that TNT will ever have sufficient earnings to declare and pay dividends to the holders of shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF OUR COMMON STOCK.


Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such a market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 34.6% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.


Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. TNT believes that the penny stock rules discourage investor interest in and limit the marketability of our common stock.


NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission (see above and the "Market for Common Equity and Related Stockholder Matters" section at page 14 for discussions of penny stock rules), the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

                          RISKS RELATED TO OUR BUSINESS

TNT HAS ONLY COMMENCED BUSINESS OPERATIONS IN FEBRUARY 2004 AND HAS A LIMITED OPERATING HISTORY AND MAY NOT BE ABLE TO SUCCESSFULLY MANAGE THE RISKS NORMALLY FACED BY START-UP COMPANIES AND ITS BUSINESS MAY FAIL.

TNT has a limited operating history. Our operating activities since incorporation on February 17, 2004 consisted primarily of completing two private placements of our common stock whereby TNT issued a total of 192,500 shares to 23 investors and raised a total of $19,250 for general operating purposes and our execution of an alliance agreement for the importation and sale of women's beauty products and fashion accessories with our business partner Radico Export Import Ltd., an Indian entity. Although our alliance agreement with Radico is exclusive, the exclusivity of the agreement is limited to New York State which may also limit our ability to enter into distribution agreements with national chains. TNT Designs does not have any other agreements with any of the wholesalers in any other geographic region in the U.S.

AS TNT CURRENTLY HAS ONLY ONE EMPLOYEE WHO SERVES AS THE SOLE OFFICER AND DIRECTOR, TNT'S ULTIMATE SUCCESS MAY BE DEPENDENT ON DECISIONS OR ACTIONS UNDERTAKEN BY ONE INDIVIDUAL WITHOUT THE BENEFIT OF REVIEW OR INPUT OF OTHERS.

While TNT's sole officer - director employee has experience in financial services, apparel and home furnishings industries, all business decisions undertaken will be at her sole discretion without the input of others. TNT is unsure if Ms. Tandon has sufficient experience in TNT's business to follow standard business practices that are specifically related to its business. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm. As a result, TNT may have to suspend or cease operations which will result in the loss of your investment.

INABILITY OF OUR SOLE OFFICER AND DIRECTOR TO DEVOTE SUFFICIENT TIME TO THE OPERATION OF THE BUSINESS MAY LIMIT OUR SUCCESS.

Presently our sole officer, employee and director allocates only a portion of her time to the operation of our business. Should our business develop faster than anticipated, she may not be able to devote sufficient time to the operation of the business to ensure that we continue in business. Even if this lack of sufficient time of our sole officer and employee is not fatal to our existence it may result in limited growth and success of the business. Presently our sole officer and director allocates approximately 5-10 hours a week to the operation of our business. Should our business develop faster than anticipated, she may not be able to devote sufficient time to the operation of the business to ensure that TNT continues in business. Even if this lack of sufficient time of our sole officer and employee is not fatal to our existence it may result in limited growth and success of the business.

TNT CURRENTLY HAS ONLY ONE OFFICER AND EMPLOYEE AND MAY NOT BE ABLE TO RETAIN QUALIFIED ADDITIONAL EMPLOYEES IF AND WHEN REQUIRED.

Although we presently have one employee, competition for qualified personnel in our industry is intense. We believe that our future success will depend in part on our ability to attract, hire and retain qualified personnel.

TNT LACKS AN OPERATING HISTORY AND HAS LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE WHICH MAY REQUIRE THE SUSPENSION OR CESSATION OF OPERATIONS.

TNT was incorporated in February 2004 and has not started substantial business operations nor realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception through May 31, 2005 was $26,768. Our ability to achieve and maintain profitability and positive cash flow is dependent in part upon:

      o Our ability to enter into additional strategic alliances that are successful;

      o     Our ability to generate revenues;

      o     Our ability to gain market acceptance of our products;

      o Development of and execution of our business plan (see "Plan of Operation"); and

      o Maintaining and attracting talented and experienced personnel both in management as well as sales in the women's beauty product and fashion accessories market.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the establishment of a clientele base as well as market acceptance. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS APPROXIMATELY 87% OF OUR OUTSTANDING SHARES SHE WILL UNILATERALLY BE ABLE TO DECIDE CERTAIN CORPORATE ACTION INCLUDING DECIDING WHO WILL BE DIRECTORS.

Anju Tandon, the sole officer and director currently owns 2,000,000 of the 2,292,500 shares of common stock that are currently outstanding, or approximately 87%. As such, Ms. Tandon will be able to control all aspects of TNT's business operations including the election of board members the acquisition or disposition of assets and the future issuance of shares. Because TNT's sole officer and director is TNT's principal shareholder, investors will not be able to replace Ms. Tandon if they disagree with the way TNT's business is being run. Control by an insider could result in Ms. Tandon making decisions that are not in the best interest of investors which may result in your losing all of the value of your investment in TNT's common stock.

AS WE HAVE NO OPERATING HISTORY THERE CAN BE NO ASSURANCES THAT WE WILL EVER DEVELOP A CUSTOMER BASE THAT WILL ACCEPT OUR PRODUCTS.


We have no customers and a limited number of suppliers. We have entered into an alliance agreement for distribution of women's beauty products and fashion accessories, and we have identified a limited number of clients, customers or suppliers. Even if we obtain clients, customers and suppliers for our services, there is no guarantee that our suppliers will supply us, or that our customers will use the products we offer. If we are unable to attract enough suppliers to offer products for sale or enough customers to buy our products we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE SUBSTANTIAL CAPITAL, WE MUST LIMIT MARKETING OUR PRODUCTS TO POTENTIAL CUSTOMERS AND SUPPLIERS. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are a small development stage enterprise and presently have extremely limited capital, we must limit marketing to potential customers and suppliers. We intend to generate revenues through the sale of women's beauty products and fashion accessories. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy or suppliers to sell to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.


TNT CURRENTLY IS A PARTY TO ONLY ONE ALLIANCE AGREEMENT AS THE SOURCE FOR PRODUCTS WE INTEND TO SELL AND SHOULD THERE BE A BREACH UNDER THE AGREEMENT BY EITHER PARTY OR A PROBLEM OBTAINING PRODUCT UNDER THE AGREEMENT OUR ABILITY TO GENERATE REVENUE AND PROFITS MAY BE ADVERSELY AFFECTED.

Our sole alliance agreement for the importation and sale of our products is with Radico Import Export Ltd., an Indian corporation. Should we have difficulty obtaining apparel products from Radico or should we have difficulty entering into other alliance agreements for importing products from other sources, our business operations may be adversely affected and we may required to cease operations.


WE FACE INTENSE COMPETITION FROM MORE ESTABLISHED COMPANIES WITH PRODUCTS THAT HAVE OR MAY GAIN MARKET ACCEPTANCE PRIOR TO OUR PRODUCTS.

As we are a start-up company, we have limited resources and abilities to compete with larger and more established companies. Competition in the specialty retail industry is intense and we may not have the required resources to compete against a more established company under any circumstance.

TO CONTINUE OPERATING WE WILL EVENTUALLY NEED TO EARN A PROFIT OR OBTAIN ADDITIONAL FINANCING TO ENABLE US TO CONTINUE IN BUSINESS UNTIL WE ARE ABLE TO EARN A PROFIT.

Potential investors should be aware of the risks, uncertainties, difficulties and expenses we face as a newly formed company seeking to sell and distribute women's beauty products and fashion accessories in a limited geographic area. If we cannot earn a profit, we may eventually be forced to discontinue our business. We will need additional capital to fund our operating losses and to expand our business. Additional capital may not be available to us on favorable terms when required, or at all. If additional financing is not available when needed, we may need to dramatically change our business plan, sell or merge our business or cease operations. In addition, our issuance of equity or equity-related securities to raise additional capital will dilute the ownership interest of existing shareholders.

TNT IS DEPENDENT ON ENTERING INTO STRATEGIC ALLIANCES AND DISTRIBUTORSHIP AGREEMENTS WITH THIRD PARTIES FOR PRODUCTS THAT TNT INTENDS TO SELL.

As a wholesaler and distributor of women's accessories and cosmetics, TNT does not produce nor does it intend to produce any products that TNT intends to sell, but rather TNT intends to obtain these products from third parties under alliances or distribution agreements TNT may enter into. TNT is currently a party to a single agreement. In the event TNT's current alliance agreement is not successful or TNT can not enter into additional alliance or distribution agreements with parties for products that are acceptable to consumers, our future operating results, if any, will be adversely affected.

OUR ONLY ALLIANCE AGREEMENT IS CONTINGENT ON OUR PURCHASING OF MINIMUM QUANTITIES AND IS SUBJECT TO TERMINATION ON THREE MONTHS NOTICE.

Our sole alliance agreement is with Radico Export Import Ltd. which provides us limited geographical exclusivity in New York State for the sale and distribution of Radico beauty and fashion products will upon mutual agreement imposes minimum purchase requirements on us. Additionally, although the agreement has an initial term of five (5) years, the agreement provides that either party may unilaterally terminate the agreement on three months notice. Should we be unable to meet the minimum requirements of the agreement or if Radico elects to unilaterally terminate the agreement our business may be adversely affected and we may be required to cease operations


                                    DILUTION

The common stock to be sold by the selling security holders is 792,500 shares of common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

                            SELLING SECURITY HOLDERS


The common stock under this registration statement is being offered by the selling security holders named below. Pursuant to this registration statement, once declared effective by the Securities and Exchange Commission, these shares can be sold in any and all states that recognize an effective registration statement. TNT is currently Blue Skied in the States of New York, New Jersey and Georgia, and may seek to have its shares of commons stock registered for sale in other states as it deems necessary. The table indicates the number of shares owned by the selling security holder prior to the offering and the number of shares being offered by the selling security holder and assumes that all shares included in this offering will be sold by the selling security holder, however there can be no assurances that any of the shares offered hereby are sold. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon a stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended.

Except with respect to Anju Tandon, TNT's sole officer and director and Joseph Baratta who has provided legal services to TNT, who are both listed as selling security holders, none of the other selling security holders so listed below are deemed affiliates of TNT. Additionally, no derivative securities are currently outstanding and ownership interest of a selling security holder is not aggregated to that of another selling security holder to the best of TNT's knowledge. Accordingly the beneficial ownership of the common stock by the selling security holder set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

The applicable percentage of ownership listed below is based on 2,292,500 shares of common stock outstanding as of September 26, 2005.



                                      Common stock
                                      Beneficially                        Common stock
                                     Owned Prior to    Common stock    Beneficially Owned
                                        Offering      to be Sold (a)     After Offering
                                      ----------------------------------------------------
   Holder                               Number           Number       Number     Percent
Anju Tandon                   (1)     2,000,000         500,000     1,500,000      65.43%
Michael Balducci              (2)         5,000           5,000           -0-       -0-
Frank Cardamone               (2)         5,000           5,000           -0-       -0-
Indra Dattagupta              (2)        10,000          10,000           -0-       -0-
Sangeeta Rai*                 (2)         5,000           5,000           -0-       -0-
Amit Sanghrajka               (2)         5,000           5,000           -0-       -0-
Vanita Savani*                (2)         5,000           5,000           -0-       -0-
Sripal Shah                   (2)         5,000           5,000           -0-       -0-
Satya P. Tandon(4)            (2)         5,000           5,000           -0-       -0-
Renu B. Tandon(4)             (2)         5,000           5,000           -0-       -0-
Rashmi Thakar*                (2)        45,000          45,000           -0-       -0-
Jonathan Weiss                (2)         5,000           5,000           -0-       -0-
Joseph Baratta                (3)       100,000         100,000           -0-       -0-
Constantine Karides           (5)        20,000          20,000           -0-       -0-
Vinay Ganga                   (5)        15,000          15,000           -0-       -0-
Kala Jyothi Ganga             (5)        15,000          15,000           -0-       -0-
Aviral M. Rai                 (5)        20,000          20,000           -0-       -0-
Rudra Rai                     (5)         2,500           2,500           -0-       -0-
Ege C. Tanor                  (5)         2,500           2,500           -0-       -0-
Ranjan Dattagupta             (5)         5,000           5,000           -0-       -0-
Anastasi Balducci             (5)         2,500           2,500           -0-       -0-
Piyush Phadke                 (5)         2,500           2,500           -0-       -0-
Michael Waksman               (5)         2,500           2,500           -0-       -0-
Roland Kelts                  (5)         2,500           2,500           -0-       -0-
Thea Fane                     (5)         2,500           2,500           -0-       -0-
                                      ---------         -------     ---------       -----
Totals                                2,292,500         792,500     1,500,000       65.43%
                                      =========         =======     =========       =====

* Sister of Anju Tandon

(a) Assumes all shares included in this offering are sold by the selling security holder.


(1) Anju Tandon is TNT's sole officer, director and employee, in consideration of a subscription of $200 upon formation of TNT on February 17, 2004, she was issued 2,000,000 founder shares.

      Twenty three of the twenty five selling shareholders purchased their shares in arms length transactions in private placements. One of the selling shareholders acquired shares for services rendered to TNT and one of the selling shareholders acquired founder shares. The selling shareholders are not underwriters selling on behalf of TNT but rather solely for their own accounts. All selling shareholder have either purchased their shares or acquired their shares in exchange for services rendered to TNT and are at risk for their total investment as a market for their shares may never develop. The common stock has been issued to the selling shareholders and the shares have been held for periods ranging between three to sixteen months. Selling shareholders are anticipated to hold their shares at least until such time as a public market develops for TNT's common stock, if ever. While four of the selling shareholders are related to the sole officer and director of TNT, the remaining twenty selling shareholders are not affiliated with TNT Designs. Further, none of the selling shareholders are in the business of underwriting securities, and are not acting as a conduit for TNT Designs as TNT will receive no consideration from the sale of the shares by selling shareholders should a public market ever develop for the Common Stock.

(2) Selling Security Holders were subscribers under TNT's Private Placement Memorandum dated February 24, 2004 pursuant to Regulation D of the Securities Act of 1933, as amended. Security holders subscribed to shares of common stock at a per share price of $0.10 per share for an aggregate of $10,000 in subscriptions.

(3)   Received as consideration for legal services performed on behalf of TNT.

(4)   Father and Mother-In Law of Anju Tandon.


(5) Selling Security Holders were subscribers under a March 2005 private placement pursuant to Regulation D of the Securities Act of 1933, as amended. Security holders subscribed to shares of common stock at a per share price of $0.10 per share for an aggregate of $9,250 in subscriptions.

                              PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling security holders will sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. If a public trading market develops, the selling security holders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

      o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.


The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Pursuant to Rule 144, if restricted or other securities are sold for the account of an affiliate, the amount of securities sold, together with all sales of restricted and other securities of the same class for the account of such person within the preceding three months, shall not exceed one percent of the shares of Common Stock outstanding as shown by the most recent report or statement published by TNT Designs. TNT currently has 2,292,500 shares of Common Stock issued and outstanding and 2,150,000 shares of Common Stock are held by affiliates which would in turn permit an affiliate to sell 22,925 shares of restricted common stock pursuant to Rule 144 every three months.


Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.


Upon TNT being notified in writing by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling security holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon TNT being notified in writing by a selling security holder that a donee or pledge intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.


The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.


The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling security holder and/or the purchasers. Each selling security holder has represented and warranted to TNT that it acquired the securities subject to this registration statement in the ordinary course of such selling security holder's business and, at the time of its purchase of such securities such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

TNT has advised each selling security holder that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a selling security holder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling security holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling security holders in connection with resale of their respective shares under this Registration Statement.

TNT is required to pay all fees and expenses incident to the registration of the shares, but TNT will not receive any proceeds from the sale of the common stock. TNT has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. If the selling security holders use this prospectus for any sale of the common stock, they will be subject to the prospectus delivery requirements of the Securities Act.


                                LEGAL PROCEEDINGS


We know of no material, existing or pending legal proceedings against TNT Designs, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors, executive officers and significant employees are listed below.


                                                                       Director
Name         Age   Position with the Company/Principal Occupation       Since
----         ---   ----------------------------------------------      --------
Anju Tandon   36    Director, President, Secretary, Treasurer     February 2004
                          and Chief Financial Officer

Anju Tandon was appointed Director, President, Secretary, Treasurer and Chief Financial Officer in February 2004 at the formation of TNT, she is our only employee. Ms. Tandon has held executive positions with firms in the financial services industry including Arthur Andersen from 2000 to 2002, where she was an associate in structured finance, and was a consultant in the Financial Security Assurance Business in prior years. She has also been involved as an entrepreneur in the apparel, home furnishings, travel and fashion accessories industries in prior years and since 2002 and acted as a fashion apparel and home furnishing consultant in the import export business. Ms. Tandon holds a Masters in Business Administration from Pace University and a B.A. from Fordham University.


                             Committees of the Board

As we currently have only one director we do not have separate audit, compensation or nominating committees.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth information known to TNT with respect to the beneficial ownership of its common stock as of September 26, 2005 for (i) all persons known by TNT to own beneficially more than 5% of its outstanding common stock, (ii) TNT's sole director,and (iii) TNT's sole Executive Officer.



                                                          Shares
                                                        Beneficially     % of
5% Stockholders, Directors and Officers(1)                Owned        Total(2)
------------------------------------------               ---------     --------
Anju Tandon (1)                                          2,000,000      87.2%
   c/o TNT Designs, Inc
   305 Madison Avenue, Suite 449
   New York, NY  10165

----------

(1) Ms. Tandon is TNT's sole director and executive officer, and sole employee Ms. Tandon is serving a three (3) year term as director of TNT. Ms. Tandon's term as director expires in February 2007 or as soon thereafter as her successor is elected and qualified..

(2)   Based on 2,292,500 shares outstanding as of September 26, 2005.


                          DESCRIPTION OF THE SECURITIES

Our authorized capital stock consists of 30 million shares of common stock. The following summarizes certain provisions of the common stock and does not purport to be complete and is subject to, and qualified in its entirety by the provisions of our Certificate of Incorporation, as amended.


Common Stock. At September 26, 2005, there were 2,292,500 shares of common stock outstanding, which were held of record by 25 registered stockholders. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of TNT, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then authorized and outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. There are no redemption or sinking fund provisions applicable to the commons stock and there are presently no provisions in our certificate of incorporations or by-laws that would:

      o Discourage potential acquisition proposals (i.e. shareholder rights plan also known as a "poison pill");

      o     Delay or prevent a change in control; or

      o Diminish stockholders' opportunities to participate in tender offers for our common stock.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article VII of the Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VIII of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of TNT Designs under Delaware law or otherwise, TNT has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore, unenforceable.


                             DESCRIPTION OF BUSINESS

Overview


TNT Designs, Inc. is a New York City-based wholesaler and distributor of finer women's accessories and cosmetics which will distribute its products to retail and wholesale customers in New York City and New York State. TNT is a Delaware corporation which was formed on February 17, 2004. TNT has an exclusive strategic alliance and distributorship agreement with Radico Export Import Ltd., a company in India, which manufactures a wide range of products. The Radico distribution agreement is limited geographically to New York State. It is believed the relationship with Radico will allow us to concentrate on the marketing of our products. To date, our only activities have been organizational, directed towards negotiating and finalizing the strategic alliance with Radico, raising initial capital and developing our business plan. We have commenced limited activities with respect to commercial and other operations. We have no full time employees, own no real estate, and intend to intensify our commercial operations once we have become a publicly traded company and are able to raise additional capital. TNT intends to serve as both a wholesaler and distributor as well as a "fashion consultant" with respect to retail sales. TNT intends to sell items from fixed retail locations such as hotel rooms rented showrooms and the like.


Exclusive Distributorship and Alliance Agreement


On September 22, 2004, TNT signed an exclusive distributorship and alliance agreement with Radico Export Import, Ltd., a corporation formed under the laws of India. The agreement provides us with an exclusive right to market and distribute Radico's products in New York State. The consideration for this right was Radico's ability thereby to potentially sell more of its products through a U.S. distribution channel, which is in line with Radico's strategy of increasing export of its products in the United States. Radico has existing relationships that it wishes to continue, however all future distribution will be handled by TNT.

TNT has exclusive and non-transferable rights granted under the agreement. Subject to certain preexisting relationships which Radico has with a limited number of distributors in New York TNT is the only company authorized in New York State to import, market and distribute Radico products in the state for a period of five years, renewable for additional five year-periods upon expiration of the initial term. The agreement may be terminated by either party unilaterally upon three months notice. The agreement does not provide for any minimum shipment amounts; however upon mutual agreement between TNT and Radico we will be required to buy a minimum quantity of products at commissions that will be agreed to. Nothing in the agreement prevents us from purchasing products from any other vendor or from development, marketing or distributing other fashion and beauty products.


Products

Radico is an India-based multinational organization engaged in the manufacture and export of beauty and fashion products and was formed in 1992 in India. Radico currently produces the following product lines under its own label: henna products, body dots/bindis, fashion handbags, belts, pashmina shawls and stoles, aroma candles and other aroma-based products, silver jewelry, fashion jewelry, embroidered dresses, scarves, Indian handicrafts, ayurvedic cosmetic products including hair coloring, moisturizers, anti-wrinkle creams, shampoo, and other cosmetics and promotional items.

Competition


The market for women's accessories and cosmetic products is highly competitive in all of the potential distribution channels and is fragmented. TNT believes that the market is highly price sensitive with service levels, quality, innovative packaging, marketing and promotional programs and unique products serving as the key factors influencing competition.

TNT believes that there are numerous businesses competing to distribute women's accessories and cosmetics both on the internet and in terms of traditional brick and mortar distribution channels. TNT is not able to fully assess competitors as a number of such competitors are privately held businesses. However, we believe that we will compete with large specialty retailers, traditional and better department stores, national apparel chains, designer boutiques, individual specialty apparel stores and other direct marketing firms. At the present time, we do not have to compete with these other businesses for merchandise since we only order merchandise for clients directly from Radico. Most of our competitors are larger, have greater financial resources and a more varied selection of products than we do. Our success is dependent in part upon initiating and maintaining strong relationships with our clients and the quality and value of the Radico products.


Distribution Methods and Marketing


TNT is developing a website at www.tntdesignsinc.com which will be used as a distribution outlet on the Internet to sell our products. TNT has also developed an eBay store at http://stores.ebay.com/TNT-Designs-Internet-Store. Our web site marketing program requires further development, and TNT intends to develop the web site marketing program, upon obtaining additional working capital. In addition to sales of our merchandise on the Internet, we plan to engage in direct selling of such products, which is defined as the sale of a consumer product or service in a face-to-face manner away from a fixed retail location, Sales obtained as a result of fashion consultant recommendations to retail customers, in addition to sales made from temporary leased showrooms. Through our CEO, TNT will market the Radico line through fashion trunk shows and private appointments with retail and wholesale consumers. For this distribution channel, we will rely on our mailing list and referrals in order to increase our customer base. TNT currently has a mailing list of approximately 300 names to which we will send e-mail announcements of the fashion trunk shows and preview shows during the year. The trunk shows will last for one day and will be by invitation. Customers will RSVP to view the current collection, will be able to try on different pieces and place orders. Radico also maintains multiple websites for its products, and since we are the distributor for Radico in New York State, we receive customer inquiries which are made directly to Radico from any potential customers in New York State.

In addition to selling Radico products, TNT also will act as fashion consultants to our retail customers. As a fashion consultant, we will teach people how to "accessorize" using the handbags, scarves and other products which TNT will sell and will assist the customers in evaluating which styles and color are the most suitable for them. TNT will act as a fashion consultant directly in connection with our selling of goods, and will not currently charge for this service because TNT believes that its customers, after consulting with TNT, will tend to purchase more items in order to update or create a new look.


Sources and Availability of Raw Materials


TNT believes that the major raw materials used by Radico in the manufacture of the products from its suppliers which will be distributed by TNT are readily available from numerous sources and that the loss of these suppliers would not adversely affect operations.


Trademarks and Patents


TNT currently has no trademarks or patent protection.


Government Regulations


TNT's planned business operations are not currently subject to governmental regulations.


Research and Development


TNT does not currently conduct any primary research with respect to the development, marketing and distribution of new products. TNT is focused upon relying on new products developed by Radico, and will in the future acquire distribution rights for new products and develop packaging in response to market trends and consumer demands. TNT intends to develop a product mix in response to changes in market trends and consumer demands in order to maintain product comparability in our target markets.


Facilities


TNT Designs has no material assets and does not own any material real or personal property. TNT maintains a mailing address at 305 Madison Avenue, Suite 449, New York, New York 10165 for which we pay a nominal fee of approximately $60 per month. It is believed that this arrangement is sufficient for our purposes at this time. TNT does not believe that it will need to obtain additional office space at the present time, but anticipates requiring additional office space in the future once its business plan is further developed. TNT does not require any warehouse or shipping facilities due to our relationship with Radico.

Employees


As of September 26, 2005, TNT had one part-time employee, our President, who is our sole officer and director. There are no collective bargaining agreements or employment agreements in existence with respect to TNT.


Risk Factors


See Risk Factors beginning on page 4 of this prospectus.


                                PLAN OF OPERATION

The following information should be read in conjunction with the financial statements and related notes that are provided as a part of this prospectus.


The forward-looking information set forth in this prospectus is as of September 26, 2005, and TNT undertakes no duty to update this information. Should events occur subsequent to September 26, 2005 that make it necessary to update the forward-looking information contained in this Prospectus, the updated forward-looking information will be filed with the SEC as an amendment to this registration statement, available at the SEC's website at www.sec.gov. More information about potential factors that could affect our business and financial results is included in the section entitled "Risk Factors" beginning on page 4 of this prospectus.


Overview


TNT Designs was incorporated pursuant to the laws of Delaware on February 17, 2004. TNT entered into our first strategic alliance and distribution agreement with Radico Export Import, Ltd., a corporation formed under the laws of India. This agreement provides TNT with an exclusive right to market and distribute Radico's products in the New York State. TNT intends to negotiate an expansion of the geographic scope of this agreement with Radico such that the exclusivity extends throughout the United States, and also worldwide. TNT also intends to enter into additional exclusive distribution arrangements with other similarly situated companies located in India.

TNT Designs' plan of operation for the next ninety (90) days following the date of this prospectus is to market and distribute Radico's products to the potential customers on our mailing lists and databases and by use of the web site, which is expected to be completed in the near future. If TNT is unable to raise necessary funds for working capital, TNT will be unable to effectively market its products. TNT intends to market its products via its website, its Ebay store as well as direct selling to retail and wholesale customers through tradeshows, trunk shows and TNT's network of contacts. TNT will commence a web site marketing program in the near future, and expects to steer customers to its web site. It is anticipated that the average cost to conduct a trunk show for our products will be approximately $5,000, which includes the costs for transportation, rental space, inventory, staffing and marketing and printing costs. It is anticipated that the average cost to participate in an industry tradeshow will be $15,000, which includes the costs for transportation, booth rental, inventory, staffing and marketing and printing costs.

TNT does not plan to conduct any product research and development, purchase any significant equipment or increase the number of employees in the next 12 months. TNT will focus its efforts on sales and marketing of products. In addition, TNT will attempt to expand its base of customers as well as suppliers in India.

TNT anticipates spending an additional $30,000 on administrative costs such as accounting and auditing fees, professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.


Total expenditures over the next 12 months are therefore expected to be in excess of $120,000 which includes the costs of doing six trunk shows, participating in two tradeshows, and general sales and marketing expenses of $30,000.


At May 31, 2005, TNT's total assets consisted of $7,792 including cash on hand at that date. Accordingly, TNT will have to raise additional funds in the next twelve months in order implement our business plan and expand our operations. TNT currently does not have a specific plan of how we will obtain such funding; however, it is anticipated that additional funding will be in the form of equity financing from the sale of common stock. TNT Designs may also seek to obtain short-term loans from its director, although no such arrangement has been made. TNT does not have any arrangements in place for any future equity financing. TNT's current cash requirements will be met by cash on hand and, if working capital funds are not available, TNT will suspend or limit business operations.


                             DESCRIPTION OF PROPERTY


TNT currently maintains a mailing address at 305 Madison Avenue, Suite 449, New York New York 10165 under a lease that is month to month. TNT believes that its current office space is adequate for current operations and does not anticipate that it will require any additional premises in the foreseeable future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS


TNT Designs' common stock is not currently traded on any recognized stock exchange. There is no current public trading market for TNT shares of common stock. After this Registration Statement becomes effective, TNT intends to apply for a quotation on the OTC Bulletin Board. While TNT Designs intends to take needed action to qualify TNT common shares for quotation on the NASD OTCBB, there is no assurance that TNT can satisfy the current listing standards.

As of September 26, 2005, we had 25 shareholders holding 2,292,500 shares of our common stock.


                             EXECUTIVE COMPENSATION


No executive compensation has been paid since our inception nor are there any plans to accrue compensation to date.

                              FINANCIAL STATEMENTS


                                TNT DESIGNS, INC.
                        (A Development Stage Enterprise)

                              Financial Statements
                             September 30, 2004 and
                        May 31, 2005 and 2004 (Unaudited)

                          Index to Financial Statements


                                                                            Page
                                                                            ----
Report of Independent Registered Public  Accounting Firm                     F-2

Balance Sheet - September 30, 2004 and  May 31, 2005  (Unaudited)            F-3

Statement of Operations - February 17, 2004 (Inception) to September 30,
  2004, the eight months ended May 31, 2005 (Unaudited), February 17,
  2004 (Inception) to May 31, 2004 (Unaudited), and February 17, 2004
  (Inception) to May 31, 2005 (Unaudited)                                    F-4

Statement of Stockholders' Equity - February 17, 2004 (Inception) to
  September 30, 2004, and the eight months ended May 31, 2005 (Unaudited)    F-5

Statement of Cash Flows - February 17, 2004 (Inception) to September 30,
  2004, the eight months ended May 31, 2005 (Unaudited), February 17,
  2004 (Inception) to May 31, 2005 (Unaudited) and February 17, 2004
  (Inception) to May 31, 2005 (Unaudited)                                    F-6

Notes to Financial Statements                                         F-7 to F-8

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of TNT Designs, Inc.

We have audited the accompanying balance sheet of TNT Designs, Inc. (A Development Stage Enterprise) as of September 30, 2004 and the related statements of operations, stockholders' equity and cash flows for the period from February 17, 2004 (inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TNT Designs, Inc. as of September 30, 2004 and the results of its operations and cash flows for the period from February 17, 2004 (inception) to September 30, 2004 in conformity with accounting principles generally accepted in the United States.


/s/  Most & Company, LLP
     Most & Company, LLP

New York, New York
October 14, 2004

                                TNT DESIGNS, INC.
                        (A Development Stage Enterprise)

                                  Balance Sheet

                                     ASSETS
                                                           September 30,     May 31, 2005
                                                               2004          (Unaudited)
                                                             --------         --------
Current Assets
          Cash                                               $ 15,907         $  6,796
          Inventory                                               996              996
                                                             --------         --------

             Total Assets                                    $ 16,903         $  7,792
                                                             ========         ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
          Accounts payable and accrued expenses                    --         $  1,000
          Due to stockholder/officer                         $  9,110            4,110
                                                             --------         --------

Total Current Liabilities                                       9,110            5,110
                                                             --------         --------

Stockholders' Equity
          Common stock, $.0001 par value; authorized:
            30,000,000 shares; issued and outstanding:
            2,100,000 shares as of September 30, 2004
            and 2,292,500 Shares as of May 31, 2005
            (Unaudited)                                           210              229
          Additional paid-in capital                            9,990           29,221
          Deficit accumulated during the development stage     (2,407)         (26,768)
                                                             --------         --------

             Total Stockholders' Equity                         7,793            2,682
                                                             --------         --------

             Total Liabilities and Stockholders' Equity      $ 16,903         $  7,792
                                                             ========         ========


                     See notes to the financial statements.

                                TNT DESIGNS, INC.
                        (A Development Stage Enterprise)

                             Statement of Operations


                                                                 Eight Months     February 17, 2004   February 17, 2004
                                             February 17, 2004     Ended            (Inception) to     (Inception) to
                                              (Inception) to      May 31, 2005       May 31, 2004       May 31, 2005
                                           September 30, 2004     (Unaudited)         (Unaudited)        (Unaudited)
                                            --------------      ---------------     ---------------      ------------

General and Administrative Expenses         $       2,407       $       24,361      $            -       $    26,768
                                            --------------      ---------------     ---------------      ------------

     Net Loss                               $       2,407               24,361                   -            26,768
                                            ==============      ===============     ===============      ============


Basic loss per share                        $           *       $         0.01      $            -       $      0.01
                                            ==============      ===============     ===============      ============

Basic weighted average number of
     shares outstanding                         2,070,551            2,223,220           2,034,905         2,152,676
                                            ==============      ===============     ===============      ============




     * Less than $0.01, per share

See notes to the financial statements.

                                TNT DESIGNS, INC.
                        (A Development Stage Enterprise)

                        Statement of Stockholders' Equity

          February 17, 2004 (Inception) to September 30, 2004 (audited) and Eight Months Ended May 31, 2005 (Unaudited)

                                                          Common Stock
                                                    --------------------------      Paid-in     Accumulated
                                                       Shares        Amount         Capital       Deficit         Total
                                                    -----------    -----------    -----------   -----------    -----------
Sale of common stock to officer,
      at $.0001, per share (February 17, 2004)        2,000,000    $       200                                 $       200

Sale of common stock under private placement,
      at $.10, per share, (March to April 2004)         100,000             10    $     9,990                       10,000

Net loss                                                                                        $    (2,407)        (2,407)
                                                    -----------    -----------    -----------   -----------    -----------
      Balance, September 30, 2004                     2,100,000            210          9,990        (2,407)         7,793

Stock issued for services at $.10, per share,
     (December 2004)                                    100,000             10          9,990                       10,000

Sale of common stock under private placement,
      at $.10, per share, (March 2005)(Unaudited)        92,500              9          9,241                        9,250

Net loss (Unaudited)                                                                                (24,361)       (24,361)
                                                    -----------    -----------    -----------   -----------    -----------
      Balance, May 31, 2005 (Unaudited)               2,292,500    $       229    $    29,221   $   (26,768)   $     2,682
                                                    ===========    ===========    ===========   ===========    ===========

                     See notes to the financial statements.

                                TNT DESIGNS, INC.
                        (A Development Stage Enterprise)

                             Statement of Cash Flows

                                                                           Eight Months      February 17, 2004    February 17, 2004
                                                    February 17, 2004        Ended            (Inception) to       (Inception) to
                                                    (Inception) to         May 31, 2005         May 31, 2004        May 31, 2005
                                                   September 30, 2004      (Unaudited)          (Unaudited)        (Unaudited)
                                                  ------------------    -----------------   -----------------      ----------------
Cash flow from operating activities
  Net loss                                        $          (2,407)    $        (24,361)                           $     (26,768)
  Adjustments to reconcile net loss
      to cash used in operating activities
      Common stock issued for services                                            10,000                                   10,000
  Changes in assets and liabilities
      Increase in inventory                                    (996)                                                         (996)
      Increase in accounts payable and
       accrued expense                                                             1,000                                    1,000
                                                  ------------------    -----------------   -----------------       -------------

        Cash used in operating activities                    (3,403)             (13,361)                                 (16,764)
                                                  ------------------    -----------------   -----------------       -------------

Cash flow from financing activities
  Proceeds from sales of common stock                        10,200                9,250   $           10,000              19,450
  Increase (decrease) in due to                               9,110               (5,000)                                   4,110
    stockholder/officer                          ------------------    -----------------   -----------------       -------------

       Cash provided by financing operations                 19,310                4,250               10,000              23,560
                                                  ------------------    -----------------   -----------------       -------------

       Increase (decrease)  in cash                          15,907               (9,111)              10,000               6,796

       Cash, beginning of period                                                  15,907
                                                  ------------------    -----------------   -----------------       -------------

       Cash, end of period                        $          15,907     $          6,796    $          10,000       $       6,796
                                                  ==================    =================   =================       =============



Noncash transactions

      Stock subscription receivable from officer                                            $             200
                                                                                            =================


                     See notes to the financial statements.

                                TNT DESIGNS, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

1. ORGANIZATION AND OPERATIONS

      TNT Designs, Inc. (Company) was incorporated in Delaware on February 17, 2004. The Company markets and distributes scarves, handbags and other products from India. All activity to date was related to the Company's organization and distributions and alliance agreement.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

      The financial statements include all the accounts of the Company.

      The accompanying unaudited financial statements for the eight months ended May 31, 2005 and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods have been included. Interim results are not necessarily indicative of the results for a full year.

Inventory

      Inventory, consisting of finished goods, is stated at the lower of cost or market determined by first-in, first-out method.

Stock based compensation

      Compensation costs for common stock issued for services were based on the fair value method.

Income Taxes

      Deferred income taxes are provided for temporary differences between financial statement and income tax reporting under the liability method, using expected tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Net Loss Per Share

      Basic net loss per share was computed by dividing the net loss for the period by the basic weighted average number of shares outstanding during the year. Diluted net loss per share was not presented as it was anti-dilutive.

Financial Instruments

      The carrying amounts of financial instruments, including cash, accounts payable and accrued expenses and due to stockholder/officer, approximate their fair values because of their relatively short maturities.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

      The Financial Accounting Standards Board has revised the accounting for share based payments (stock based payments), SFAS 123R, to be effective for the year ending December 31, 2006. The Company has not yet determined what the effect will be, if any, on their financial statements.

      Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.


3. DUE TO STOCKHOLDER/OFFICER

      Due to stockholder/officer is payable on demand without interest. The Company purchased inventory of $996 from the stockholder/officer.


4. INCOME TAX

      As of September 30, 2004 and May 31, 2005 (unaudited), the Company had net operating loss carry forwards to reduce future taxable income of approximately $2,400 and $27,000 (unaudited), respectively.

      As of September 30, 2004 and May 31, 2005 (unaudited), realization of the Company's net deferred tax asset of approximately $1,000 and $10,000 (unaudited), respectively, was not considered more likely than not and, accordingly, a valuation allowance of approximately $1,000 and $10,000 (unaudited) has been provided.


5. COMMON STOCK

      Upon incorporation, the Company authorized 30,000,000 shares of $.0001 par value common stock.

      In February 2004, the Company sold 2,000,000 shares of common stock to an officer for $200.

      In March, April and May 2004, the Company sold 100,000 shares of common stock under a private placement in exchange for $10,000 ($.10, per share).


6. DISTRIBUTION AND ALLIANCE AGREEMENT

      On September 22, 2004, the Company entered into an exclusive distribution and alliance agreement with a manufacturer located in India. Under the agreement, the Company has an exclusive right to distribute the manufacturer's products in New York State for five years.


7. SUBSEQUENT EVENTS

      On October 12, 2004, the Company entered into a retainer agreement for legal services in connection with the review and draft of a proposed Form SB-2. The fee for this service is $15,000, payable $5,000 in cash, upon signing, and $10,000 in cash or shares of common stock.

      On December 17, 2004, the Company issued 100,000 shares of common stock in exchange for the $10,000 due under the retainer.

      In March 2005, the Company completed the sale of 92,500 shares of common stock under a private placement in exchange for $9,250 ($.10, per share) (unaudited).

                      INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements of TNT Designs, Inc. as of September 30, 2004, are included on pages F-1 through F-8 in this registration statement in reliance upon the report of Most & Company, LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

The validity of the issuance of the shares being offered hereby will be passed upon for us by Baratta & Goldstein, New York, New York. A portion of the shares being registered herein are being issued to TNT's' attorney in such law firm for services provided to TNT.



               The Remainder of This Page Intentionally Left Blank

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article VII of the Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VIII of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

Item 25. Other Expenses of Issuance and Distribution.


                SEC registration fees                  $     9.93
                Legal fees and expenses                $15,000.00*
                Accountants' fees (estimated)          $ 6,500.00
                Miscellaneous                          $ 1,000.00
                                                       ----------

                Total                                  $22,509.93
                                                       ==========

* A portion of the legal fees and expenses represented by common stock included in this registration statement.

Item 26. Recent Sales of Unregistered Securities

Private Placements of Common Stock


In February 2004, TNT Designs sold 2,000,000 shares of common stock to its sole officer and director for $200.

In May of 2004, TNT Designs completed a Private Placement under Regulation D whereby it issued 100,000 shares of common stock to eleven subscribers and received an aggregate of $10,000.

In March of 2005, TNT Designs completed a Private Placement under Regulation D whereby it issued 92,500 shares of common stock to twelve subscribers and received an aggregate of $9,250.


Common Stock Issued for Services Provided


In December 2004, TNT issued 100,000 shares of common stock to Joseph Baratta as consideration for legal services performed for TNT Designs.


Item 27. Exhibits.

The exhibits filed as part of this Registration Statement are as follows:


3.1   Bylaws of the Registrant*

3.2 Certificate of Incorporation of TNT Designs Inc, a Delaware corporation, filed February 17, 2004.*

5.1   Opinion of Baratta & Goldstein

10.1 Form of Subscription Agreement for the Company's Private Placement dated as of May 2004.*

10.2 Form of Subscription Agreement for the Company's Private Placement dated as of March 2005 **


10.3  Alliance Agreement with Radico Export Import Ltd dated September 22,
      2004.*


23.1 Consent of Most & Company, LLP, Independent Registered Public Accounting Firm.

23.2  Consent of Baratta & Goldstein (included in opinion filed as Exhibit 5.1).


* Incorporated by reference to Form SB-2 (File No. 333-123941) filed April 8, 2005.


**    Incorporated by reference to Exhibit 10.1.


Item 28. Undertakings

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14-a or Rule 14c-3 under the Securities Exchange Act of 1934, as amended; and, where interim financial information required to be presented by Article 3 of Regulations S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, TNT Designs, Inc, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 26 day of September, 2005.


                                   TNT Designs, Inc.



                                   By: /s/ Anju Tandon
                                   ==================================
                                   Anju Tandon
                                   Director, President, Secretary, Treasurer and Chief Financial Officer

                                  EXHIBIT INDEX




3.1   Bylaws of the Registrant*

3.2 Certificate of Incorporation of TNT Designs Inc, a Delaware corporation, filed February 17, 2004.*

5.1   Opinion of Baratta & Goldstein

10.1 Form of Subscription Agreement for the Company's Private Placement dated as of May 2004*

10.2 Form of Subscription Agreement for the Company's Private Placement dated as of March 2005 **

10.3  Alliance Agreement with Radico Export Import Ltd dated September 22,
      2004.*


23.1 Consent of Most & Company, LLP, Independent Registered Public Accounting Firm.

23.2  Consent of Baratta & Goldstein (included in opinion filed as Exhibit 5.1).



* Incorporated by reference to the Registrant's Form SB-2 filed as of April 6, 2005.


**    Incorporated by reference to Exhibit 10.1.